Exhibit 99.1

For Further Information:

Steven Fitzpatrick, Investor Relations

SFitzpatrick@UniversalLogistics.com

Universal Logistics Holdings, Inc. Announces Second Quarter 2017 Earnings Release and Conference Call Dates and Provides Outlook

Warren, MI – July 19, 2017 — Universal Logistics Holdings, Inc. (NASDAQ: ULH) announced today the planned release of second quarter 2017 financial results after the market closes on Thursday, July 27, 2017.

Based on currently available information, Universal expects to report income from operations in the range of $5.0 million to $6.5 million, on total operating revenues anticipated to range from $300 million to $305 million.  This compares to $16.8 million of operating income in the second quarter of 2016 on revenues totaling $276.8 million.  Universal anticipates earnings per diluted share to be in the range of $0.08 to $0.11 for the second quarter of 2017, compared to $0.32 per share in second quarter 2016.

“During the second quarter 2017, we came to a mutual agreement with one of our customers to exit and transition certain unprofitable value-added services performed by our Mexican operation,” stated Universal’s Chief Executive Officer, Jeff Rogers.  “In the second quarter alone, we incurred over $8.0 million in operating losses attributable to this operation.  We believe the decision provides the best solution for both Universal and its customer, and we look forward to the continued relationship we have on several other ongoing programs.  Although we are clearly disappointed with the bottom line, there is a lot going on that I’m really excited about.  Our transportation segment is delivering solid results, we’re seeing recovery in our operations supporting the heavy-truck market, and for the second quarter in a row, we grew top-line revenues across all of our service lines.  With much of the headwinds behind us, and so many signs of improvement for the industrial base of customers we serve, we look forward to returning Universal to its historical performance.”

Quarterly Earnings Conference Call Dial-in Details

We invite investors and analysts to our quarterly earnings conference call:

Time:	10:00 AM Eastern Time
Date:	Friday, July 28, 2017
Call Toll Free:	(866) 622-0924
International Dial-in:	+1 (660) 422-4956
Conference ID:	42884669

During the call, Jeff Rogers, Chief Executive Officer, Jude Beres, Chief Financial Officer, and Steven Fitzpatrick, Vice President of Finance and Investor Relations, will discuss Universal’s second quarter 2017 financial performance, the demand outlook in our key markets and other trends impacting our business.

A replay of the conference call will be available beginning two hours after the call through August 24, 2017, by calling (855) 859-2056 (toll free) or +1 (404) 537-3406 (toll) and using conference ID 42884669. The call will also be available on investors.universallogistics.com.

About Universal

Universal Logistics Holdings, Inc. is a leading asset-light provider of customized transportation and logistics solutions throughout the United States, and in Mexico, Canada and Colombia.  We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes.  We offer our customers a broad array of services across their entire supply chain, including truckload, brokerage, dedicated, intermodal, and value-added services.

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements can be identified by words such as: “expect,” “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “future,” “likely,” “may,” “should” and similar references to future periods. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Examples of forward-looking statements include, among others, statements we make regarding guidance relating to income from operations, total operating revenues, and earnings per diluted share. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.